As filed with the Securities and Exchange Commission on August 22, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pernix Therapeutics Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	33-0724736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 North Park Place, Suite 201 Morristown, New Jersey	07960
(Address of Principal Executive Offices)	(Zip Code)

PERNIX THERAPEUTICS HOLDINGS, INC. 2017 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

John A. Sedor
Chief Executive Officer
10 North Park Place, Suite 201
Morristown, New Jersey 07960
 (Name and address of agent for service)

(800) 793-2145
(Telephone number, including area code, of agent for service)

With Copies to:

Kenneth R. Piña
Senior Vice President, Chief Legal and Compliance Officer
and Corporate Secretary
10 North Park Place, Suite 201
Morristown, New Jersey 07960
(800) 793-2145

and

Steven J. Abrams
Hogan Lovells US LLP
1735 Market Street, 23rd Floor
Philadelphia, PA 19103
(267) 675-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	600,000	$1.45	$870,000	$108.32

(1)

This registration statement covers 600,000 shares of common stock, par value $0.01 per share (the "Common Stock") of Pernix Therapeutics Holdings, Inc., a Maryland corporation (the "Registrant"), issuable pursuant to the Registrant's 2017 Omnibus Incentive Plan, as amended (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee under Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales price per share of common stock on August 20, 2018, as reported on the Nasdaq Global Market.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering additional shares of common stock, par value $0.01 per share (the "Common Stock") of Pernix Therapeutics Holdings, Inc. (the "Registrant") in connection with the Pernix Therapeutics Holdings, Inc. 2017 Omnibus Incentive Plan, as amended (the "Plan") for which a Registration Statement on Form S-8 relating to the Plan is effective. This Registration Statement on Form S-8 (the "Registration Statement") registers an additional 600,000 shares of Common Stock of the Registrant to be issued pursuant to the Plan. The contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the "SEC") for the Plan on November 20, 2017 (File No. 333-221678), to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant are incorporated herein by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	The Registrant's Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 8, 2018;
(b)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 10, 2018;
(c)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed with the SEC on August 9, 2018;
(d)

The Registrant's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2018, to the extent incorporated by reference into the Registrant's Annual Report on Form 10-K for the year ended December 31, 2017;

(e)

The Registrant's Current Reports on Form 8-K filed with the SEC on January 5, 2018, January 29, 2018, February 6, 2018, February 20, 2018, February 28, 2018, March 5, 2018, March 27, 2018, April 24, 2018, May 22, 2018, June 22, 2018, July 31, 2018 and August 1, 2018; and

(f)

The description of the common stock contained in the Registrant's Current Report on Form 8-A filed with the SEC on February 7, 1997, as amended by that certain Form 8-A filed with the SEC on March 15, 2010, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents, except for the documents, or portions thereof, that are "furnished" rather than filed with the SEC.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Index
Exhibit Number	Description

5.1	Opinion of Hogan Lovells US LLP (filed herewith).
10.1	Pernix Therapeutics Holdings, Inc. 2017 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed May 22, 2018).
23.1	Consent of Cherry Bekaert LLP, Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in in the town of Morristown, the State of New Jersey, on this 22nd day of August, 2018.

PERNIX THERAPEUTICS HOLDINGS, INC.

By:	/s/ John A. Sedor
John A. Sedor
Chief Executive Officer and Chairman

POWER OF ATTORNEY

We, the undersigned officers and directors of Pernix Therapeutics Holdings, Inc., hereby severally constitute and appoint John A. Sedor and Kenneth R. Piña, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Pernix Therapeutics Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ John A. Sedor	Chairman and Chief Executive Officer	August 22, 2018
John A. Sedor	(Principal Executive Officer)

/s/ Angus Smith	Senior Vice President, Chief Business Officer and Principal Financial Officer	August 22, 2018
Angus Smith	(Principal Financial Officer)

/s/ Glenn Whaley	Vice President of Finance, Principal Accounting Officer and Controller	August 22, 2018
Glenn Whaley	(Principal Accounting Officer)

/s/ Dennis H. Langer	Director	August 22, 2018
Dennis H. Langer

/s/ John R. Leone	Director	August 22, 2018
John R. Leone

/s/ Gabriel Leung	Director	August 22, 2018
Gabriel Leung

/s/ Douglas J. Swirsky	Director	August 22, 2018
Douglas J. Swirsky